SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          HOUSTON AMERICAN ENERGY CORP.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


           Delaware                                      76-0675953
-------------------------------            -------------------------------------
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
Incorporation or Organization)

                             801 Travis, Suite 2020
                              Houston, Texas 77002
               --------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)

                             2005 STOCK OPTION PLAN
             ------------------------------------------------------
                            (Full Title of the Plan)

          John F. Terwilliger                            Copy to:
     Houston American Energy Corp.
              801 Travis                          Michael W. Sanders, Esq.
              Suite 2020                         20333 S.H. 249, Suite 600
        Houston, Texas 77002                          Houston, Texas
            (713) 222-6966                            (832) 446-2599
   -----------------------------------
   (Name, Address and Telephone Number
         of Agent For Service)

     Approximate date of proposed sales pursuant to the plan: From time to time after the effective date of this Registration Statement.

                                      CALCULATION OF REGISTRATION FEE

                                           Proposed Maximum     Proposed Maximum
Title of Securities to    Amount to be    Offering Price Per   Aggregate Offering       Amount of
    be Registered        Registered (1)       Share (2)               Price         Registration Fee
----------------------------------------------------------------------------------------------------
Common Stock,
..001 par value                 500,000  $               2.00  $         1,000,000  $          117.70

     (1) Plus such additional number of shares as may hereafter become issuable pursuant to the Houston American Energy Corp. 2005 Stock Option Plan (the "Plan") in the event of a stock dividend, split-up of shares, recapitalization or other similar transaction without receipt of consideration which results in an increase in the number of shares outstanding.
     (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The offering price per share and aggregate offering price are based upon the closing price of the Company's Common Stock, as reported on the OTC Bulletin Board for August 15, 2005, for shares reserved for future issuance pursuant to the Plan (pursuant to Rule 457(c) under the Securities Act).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the employee and non-employee participants of the Plans as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

     The documents incorporated by reference in Item 3 of Part II hereof are available without charge, upon written or oral request by the employee and non-employee participants of the Plans. Such documents are incorporated by reference in the Section 10(a) prospectus. Other documents required to be delivered to the employee and non-employee participants of the Plans pursuant to Rule 428(b) of the Securities Act are also available without charge, upon
written or oral request.   Any such requests should be directed to the
Registrant's President, John F. Terwilliger, 801 Travis, Suite 2020, Houston Texas, 77002 or call (713) 222-6966.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Houston American Energy Corp. (the "Registrant") with the Commission are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.

     (b) All other reports, if any, filed by the Registrant pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year ended December 31, 2004.

     (c) The description of our securities included in the Form S-4 Registration Statement (SEC File No. 333-66638) filed on December 14, 2001.

     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys fees) that he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

     In accordance with Section 145 of the DGCL, the company's Certificate of Incorporation (the "Certificate") provides that the company shall indemnify each person who is or was a director, officer, employee or agent of the company (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted. The indemnification provided by the Certificate shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholder or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the company. The Certificate provides that a director of the company shall not be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

EXHIBIT NO.                        DESCRIPTION
------------                       -----------
    5.1       Opinion and Consent of Michael W. Sanders, Esq., with respect to the legality of the securities being registered.

    10.1      2005 Stock Option Plan. (1)

    23.1      Consent of Thomas Leger & Co. L.L.P.

    23.2      Consent of Michael W. Sanders, Esq. (included in Exhibit 5.1).
____________

(1) Incorporated by reference to the exhibits filed with the registrant's Current Report on Form 8-K, dated August 12, 2005 and filed with the SEC on August 16, 2005.

ITEM 9.   UNDERTAKINGS

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the items described in Item 6 of Part II of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 16th day of August 2005.

                                        HOUSTON AMERICAN ENERGY CORP.


                                   By:  /s/ John F. Terwilliger
                                        John F. Terwilliger, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




      Signature                       Title                        Date
      ---------                       -----                        ----
/s/ John F. Terwilliger    President, Chief Executive         August 16, 2005
John F. Terwilliger        Officer and Director
                           (Principal Executive Officer and
                           Principal Financial Officer)

/s/ O. Lee Tawes III       Director                           August 16, 2005
O. Lee Tawes III

/s/ Edwin C. Broun III     Director                           August 16, 2005
Edwin C. Broun III

_________________________  Director                           August __, 2005
Stephen Hartzell

                                  EXHIBIT INDEX

EXHIBIT NO.   DESCRIPTION
------------  -----------------------------------------------------------------

   5.1 Opinion and Consent of Michael W. Sanders, Esq., with respect to the legality of the securities being registered.

   10.1       2005 Stock Option Plan. (1)

   23.1       Consent of Thomas Leger & Co. L.L.P.

   23.2       Consent of Michael W. Sanders, Esq. (included in Exhibit 5.1).
____________

(1) Incorporated by reference to the exhibits filed with the registrant's Current Report on Form 8-K, dated August 12, 2005 and filed with the SEC on August 16, 2005.